Q1 2025Stockholder Letter

To Our Fellow Stockholders We are pleased to report the following performance measures and operational highlights from the first quarter of 2025: ● Total Revenue of $44.8 million grew by $3.8 million (+9.2%) YoY. ● Our Net Loss increased to -$10.1 million, up from -$5.8 million in the same period last year. ● Adjusted EBITDA1 decreased to -$3.8 million from $0.9 million in the same period last year. ● New unit sales volume saw a significant increase of 23% YoY, substantially outpacing the industry’s 6.8% growth in new vehicle retail sales for the quarter. ● We expanded our Affinity Network with the addition of notable partners including DoorDash, GasBuddy, and GovX. ● The transition of certain OEM incentives from American Express to the AAA auto-buying site progressed rapidly, with AAA program revenue in March approaching previous levels seen with American Express. ● Our restructured performance marketing campaigns continued to enhance efficiency, achieving the lowest cost per sale since 2022 and effectively driving unit sales growth for our dealer partners. ● TrueCar Marketing Solutions (“TCMS”) continued its growth, adding new dealers and driving a 19% QoQ increase in TCMS revenue. In addition to delivering solid performance in the first quarter, we are very excited about the progress we continue to make with TrueCar+ (“TC+”), a product we believe can fundamentally change the car buying experience for consumers and dealers. Realizing its transformative potential requires more than simply enabling the online transaction and involves instilling trust among consumers in the online buying experience and demonstrating to dealers the value in adopting a digital-first retailing strategy. The approach we have adopted in pursuit of this vision has been built around a highly focused pilot with a single dealer group committed to collaborating with us on the co-creation of tools and solutions that will pave the way for a broader rollout of the product. Through this partnership we have made significant strides in advancing the product and improving the experience for both consumers and dealers as evidenced by conversion rate increases at nearly every stage of the purchasing process, from credit application submission to final document completion. These optimizations combined with expanding the volume of consumers entering the TC+ purchase flow have allowed us to steadily grow volumes while maintaining our disciplined and iterative approach to scaling the product. Since launch, roughly a third of the pilot dealer group’s TrueCar-enabled sales were driven by TC+ consumers that completed either the entire transaction online or a portion of the transaction online before finalizing the purchase at the dealership. While our goal is to help dealers sell their inventory entirely online by creating the most trusted and seamless digital purchasing experience, providing consumers with the flexibility to finalize their purchase at the dealership after completing much of the purchasing process online maximizes the reach of TC+ and the value it offers to both dealers and consumers. This is evidenced not only in the share of the pilot dealer’s total sales originating from TC+ but also the strong growth in the pilot dealer’s sales attributed to TrueCar since launching the pilot, which we believe is a strong indication that TC+ is contributing to an expansion of the dealer group’s market share. 2 1 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP.

As we seek to make TC+ broadly scalable by year-end, the most critical work that remains in process is the back-end integrations with two dealer management system (“DMS”) providers, namely CDK and Tekion, that will fully automate deal documentation and desking activities currently performed by the dealer. While completion of this work has been delayed by the prioritization of external resources under outside control, we aim to have both integrations substantially complete by the end of July. In spite of this, the rate at which we continue to advance the product and ready it for scale has not slowed. To this end, we are excited to have recently onboarded a second pilot dealer group with franchise stores in and around the Sacramento market, with a third group expected to be onboarded later this month. The addition of these groups marks a key milestone in the growth of TC+ that will bring new franchise brands onto the platform, broaden the inventory eligible for purchase online, and allow us to expand consumer access to TC+ in another major market. Auto Sector Tariffs & Outlook: Turning now to our views on the potential impacts from the automotive sector tariffs and how we are responding. The 25% tariffs applied to imported vehicles and component parts that were announced in March and which became effective April 3rd with respect to vehicles and May 3rd with respect to parts, has created a tremendous amount of uncertainty. Given that approximately 50% of new vehicles retailed in the US are imported and, among vehicles produced domestically, 40-50% of their component parts originate outside of the US, the tariffs as currently in effect are estimated to add up to approximately $4,500 of additional cost per new vehicle sold in the US, equal to roughly 10% of the average pre-tariff new-vehicle MSRP. While undeniably a headwind for the automotive retail ecosystem, the impact on dealers and consumers is difficult to predict without greater clarity around OEMs’ operational response, which will ultimately dictate changes in new vehicle supply and pricing, two of the most important factors that impact retail sales volume. Nevertheless, in the near term, we do not expect to see a material impact to the strong and stable demand that drove YoY unit growth in both Q1 and April as dealers sell through pre-tariff inventory and OEMs reformulate their strategies in response to the tariffs. In the medium term, we believe there is an increased probability that new vehicle supply tightens and prices go up; however, potentially mitigating the magnitude of those shifts is the fact that tariff-imposed costs will not be uniform across the market and certain OEMs that are less impacted by the tariffs due to their supply chain footprint will emerge with a competitive pricing advantage. This dynamic, we believe, should support stable inventory levels and reduce the likelihood of broad-based consumer price increases because OEMs and dealers alike will seek to protect their market share by maintaining volumes and taking steps to keep average transaction prices stable. As such, we do not foresee new vehicle supply and retail sales volumes approaching the levels experienced during the chip shortage of 2021-22 and believe both dealers and OEMs will continue to rely on TrueCar to support their customer acquisition and incentives strategies. Despite this view, we are nevertheless taking steps to mitigate the impact of a potential slowdown in growth and provide us with the greatest flexibility to manage the business to positive free cash flow in any scenario that prevails over the next several quarters. This includes a pause in the hiring of additional dealer sales headcount as well as headcount investments that were intended to support the acceleration of growth in our TCMS and OEM Advertising businesses. While we have not observed any material increase in dealer churn or the suspension of OEM incentives programs, sales and business development initiatives become inherently more challenging as retailers and manufacturers reformulate their priorities for the year. 3

While we retain the flexibility to pursue this sales-led growth strategy once the market outlook becomes clearer, our near-term focus is on the product investments we are currently making to strengthen the value of our core dealer business. As we highlighted last quarter, we have made considerable strides to enhance our data platform to enable the rapid development and deployment of new Generative AI and Machine Learning (“ML”) models that enrich the consumer shopping experience and provide dealers with value-enhancing features and insights. Recognizing that many dealers measure the value they derive from a third-party lead generation platform based on the rate at which leads convert into sales, we have subsequently developed a roadmap of product enhancements that leverage these new capabilities to significantly improve the quality of leads we send to our dealers. Built upon our real-time ML platform and investments in AI-augmented CRM strategies, these product enhancements seek to (1) offer consumers a highly-personalized shopping experience on TrueCar through enhanced vehicle recommendations and merchandising capabilities, and (2) enable dealers to more efficiently convert shoppers into buyers using our lead classification model which predicts, with a high degree of accuracy, a consumer’s propensity to purchase. These initiatives, along with others on the roadmap that enable us to more effectively match consumers with the car they are most likely to purchase before connecting them with the dealer, can have an outsized impact on the quality of our leads and therefore the value we deliver to dealers. In summary, while we navigate the current market uncertainty with precaution and defer certain investments to preserve flexibility, by reallocating our focus and internal resources to the things we can control, we seek to accelerate certain product enhancements that we believe can strengthen our comparative advantages and position ourselves for market share gains and long-term sustainable growth. Finally, lacking a clear outlook on the near- and medium-term market dynamics that impact our business, we believe it is prudent not to provide financial guidance for the second quarter and beyond. Despite solid performance in April, which saw strong YoY revenue growth driven by healthy consumer demand and OEM incentives, we cannot credibly extrapolate this performance throughout the remainder of the quarter until a majority of pre-tariff inventory has been sold and we start to observe trends in vehicle supply and pricing, which have near-term impacts on the revenue we earn from both dealers and OEM incentives. Nevertheless, despite it being inherently difficult for us to credibly predict our performance in Q2 and beyond, we firmly believe that the value we are delivering to our dealer and OEM partners combined with the flexibility we have in our cost structure will help mitigate the impact of a potential slowdown in growth and enable us to effectively manage our cash flow in any scenario that prevails. To infinity and beyond! 4 Jantoon Reigersman President and Chief Executive Officer Oliver Foley Chief Financial Officer

TABLE OF CONTENTS Market Environment ……………………………………………..……………………………………..… Page 6 First Quarter 2025 Financial Highlights …………………….…………….……………………….. Page 14 Q1 2025 Financial Discussion …………………………………………………….………..…..……. Page 15 Live Call and Webcast Details ……………….………………………………………….…………..… Page 20 About TrueCar …………………………………………………………………………………...….…..… Page 20 Forward-Looking Statements …………………………………………….……….…………………… Page 21 Use of Non-GAAP Financial Measures ………………………………………….….……………..… Page 23 Financial Statements and Non-GAAP Financial Measures ……………………………..………. Page 25 5

MARKET ENVIRONMENT Vehicle Sales Volumes New vehicle retail sales totaled 3.4 million units in Q1 2025 --- a 6.8% increase YoY and a 9.9% decline QoQ -- surpassing pre-pandemic levels (Q1 2019: 3.2 million units sold). New vehicle retail sales showed notable strength in March, likely driven by consumer demand ahead of expected tariff-related price increases. Sales surged 11% YoY in March, compared to 2% in February, and 6% in January. The average APR for new vehicle loans increased to 6.9% in Q1, up from 6.6% in Q4 2024. Despite the rise in interest rates, a 2.0% decline in the average list price to $47.3 thousand along with an extension in the average loan term from 68.0 to 68.9 months helped lower the average monthly payment to $788, down from $824 in the prior quarter. YoY, the average APR declined from 7.1% and the average list price decreased from $48.0 thousand. However, the amount financed increased 2.1% to $43.4 thousand, up from $42.5 thousand, making the average monthly payment $770 in Q1 2024. 6Source: Motor Intelligence and Cox Automotive QUARTERLY NEW VEHICLE RETAIL SALES AND AFFORDABILITY METRICS (Industry) New Vehicle Retail Sales Average Loan Terms (Months) Average APR Average Amount Financed

7 Source: Motor Intelligence and Cox Automotive QUARTERLY USED VEHICLE RETAIL SALES AND AFFORDABILITY METRICS (Industry) Used Vehicle Retail Sales Average Loan Terms (Months) Average APR Average Amount Financed Used vehicle retail sales in Q1 climbed to 4.5 million units, marking an 11.5% increase QoQ and a 6.4% increase YoY. Affordability saw improvement QoQ, with the average amount financed decreasing to $29.8 thousand, down from $30.4 thousand, which was partially offset by an increase in loan APR to 11.0%, up from 10.7%. As a result, the average monthly payment decreased to $569, down from $580 in the prior quarter. YoY, the average monthly payment remained flat at $569, as a 1.0% increase in the average amount financed, up from $29.5 thousand, was offset by a 5.1% decline in loan APR, down from 11.6%.

8 Inventory and Supply Trends In Q1, average new vehicle inventory reached 2.7 million units, a decrease of 198 thousand units (-6.7%) QoQ but an increase of 248 thousand units (+9.9%) YoY. The QoQ decline was primarily driven by domestic brands, which accounted for 135 thousand units (68%) of the total decrease, followed by European brands accounting for 40 thousand units (20%), Korean brands accounting for 12 thousand units (6%), and Japanese brands accounting for 11 thousand units (6%). YoY growth was led by Korean brands, accounting for 95 thousand units (38%) of the total increase, followed by Japanese brands accounting for 58 thousand units (23%), domestic brands accounting for 56 thousand units (22%), and European brands accounting for 40 thousand units (16%). New inventory levels continue to remain below 2019 levels, which ranged between 3.5 million and 4.1 million units. Q1 2025 average days' supply for new vehicles stood at 53 days compared to 55 days in the prior quarter and 51 days in the prior year. Hyundai and BMW experienced the largest QoQ increases in days’ supply with Hyundai rising from 52 to 61 days and BMW from 28 to 35. In contrast, major brands with the largest QoQ declines in days’ supply were Nissan, which dropped from 66 to 53 days, and Mercedes-Benz, which dropped from 71 to 61 days. Compared to the same period last year, Korean, European, Japanese, and domestic brands saw their days’ supply increase by 13 days (36%), 2 days (4%), 1 day (2%), and 1 day (1%), respectively. Source: Motor Intelligence NEW VEHICLE INVENTORY & DAYS’ SUPPLY (Industry - Quarterly Average) Days’ Supply (New)Inventory (New)

NEW VEHICLE INVENTORY AND DAYS’ SUPPLY CHANGE (Industry) Source: Motor Intelligence YoY 9 Change in Days’ SupplyChange in Inventory QoQ Change in Days’ SupplyChange in Inventory

Source: Motor Intelligence 10 NEW VEHICLE DAYS’ SUPPLY BY BRAND - Q1 2025 Monthly Average

Source: Motor Intelligence NEW VEHICLE LIST PRICES - Monthly Average 11 Vehicle Pricing and Affordability In March 2025, the Consumer Price Index (“CPI”, not seasonally adjusted) for new vehicles reached 178.2, reflecting little change since Q1 2023. However, to provide context, pre-pandemic CPI levels for new vehicles consistently ranged between 145 and 149 from 2014 to 2019, underscoring how elevated prices remain today. This substantial increase highlights the continued affordability challenges in the new vehicle market. Further illustrating these challenges, approximately 15% of new vehicles were sold above MSRP in Q1 2025. Although this represents a decline from 16% in the prior quarter and 24% from the prior year, it remains substantially higher than the pre-pandemic range of 5% to 6%. The average new vehicle list price in Q1 2025 was $47.3 thousand, a 1.4% decline from $48.0 thousand in the prior year, and a 2.0 % decline from $48.3 thousand in the prior quarter. However, when compared to the Q1 2020 average list price of $37.2 thousand, today’s new vehicles are priced 27% above where they stood five years ago. This represents a five-year compounded annual growth rate of nearly 5%.

An analysis of new vehicle list prices on TrueCar highlights this pricing shift with 57.2% of TrueCar inventory priced above $40.0 thousand, a significant increase from 2020 when only 35.1% of vehicles were priced above this threshold. Moreover, the share of new inventory listed below $30.0 thousand has declined from 40.0% in 2020 to 15.6% in 2025, which is likely contributing to a large share of U.S. consumers being priced out of the new vehicle market.

NEW VEHICLE INVENTORY SHARE BY LIST PRICE



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2019
2020
2021
2022
2023
2024
2025
5.8%
33.7%
25.2%
19.3%
8.3%
7.7%
5.0%
35.0%
25.0%
18.8%
8.4%
7.8%
2.8%
29.4%
27.0%
21.1%
10.5%
9.3%
0.4%
13.6%
28.3%
23.4%
15.7%
18.6%
0.2%
12.8%
25.8%
21.4%
17.8%
21.9%
0.3%
15.2%
25.6%
20.8%
17.3%
20.9%
0.3%
15.3%
27.2%
21.1%
16.1%
20.0%
Share of Inventory > $40K
57.2%
vs. 35.1% in 2020
>$60K
$50K - $60K
$40K - $50K
$30K - $40K
$20K - $30K
< $20K

Source: TrueCar

12

OEM incentives on new vehicles stabilized in Q1 2025, averaging $3.4 thousand per new vehicle sold, a 11.9% decrease QoQ, the first sequential decrease since Q3 2022. Compared to 2019's average incentive amount per new vehicle of $3.8 thousand, the incentive amount per new vehicle in Q1 2025 was 11% lower. In 2019, the average incentive amount per new vehicle was 10.3% of the new vehicle list price, whereas in Q1 2025 it represented 7.2%. As such, if OEMs were to provide new vehicle incentives comparable to 2019 and equal to 10.3% of the new vehicle list price, the average incentive amount in Q1 2025 would need to be $4.9 thousand per vehicle - an additional $1.5 thousand per vehicle (or 43% increase) from current levels.

Lease penetration remains at historically high levels, ranging between 30% and 32% over the past five quarters—well above the 19% to 22% range seen in 2022. While leasing continues to offer a more affordable alternative to cash purchases and traditional financing, growth appears to be leveling off. In Q1 2025, lease penetration saw its first YoY decline (-2.3%) since Q4 2022, suggesting the market may have reached an equilibrium with most payment-sensitive consumers having already shifted to leasing. Further growth or decline will likely depend on additional incentives or movement in vehicle pricing.

NEW VEHICLE INCENTIVES - Avg. $ per Vehicle vs. % of List Price



$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
12%
10%
8%
6%
4%
2%
0%
2019
2020
2021
2022
2023
2024
2025
Avg. Incentives Per Vehicle ($)
Avg. Incentive as % of List Price

Source: Motor Intelligence and TrueCar

PERCENT OF NEW VEHICLES LEASED



26%
26%
26%
23%
22%
19%
19%
21%
24%
27%
29%
29%
32%
32%
32%
30%
31%
Q1-2021 Q2-2021 Q3-2021 Q4-2021 Q1-2022 Q2-2022 Q3-2022 Q4-2022 Q1-2023 Q2-2023 Q3-2023 Q4-2023 Q1-2024 Q2-2024 Q3-2024 Q4-2024 Q1-2025

Source: TrueCar

13

First Quarter 2025 Financial Highlights Revenue: $44.8 million, as compared to $41.1 million in the first quarter of 2024 and $46.2 million in the fourth quarter of 2024. Net Loss: ($10.1 million), as compared to ($5.8 million) in the first quarter of 2024 and ($5.8 million) in the fourth quarter of 2024. Adjusted EBITDA:2 ($3.8 million), as compared to $0.9 million in the first quarter of 2024 and $0.4 million in the fourth quarter of 2024. Cash Flow from Operations: ($7.9 million), as compared to $2.0 million in the first quarter of 2024 and $5.9 million in the fourth quarter of 2024. Free Cash Flow:3 ($10.6 million), as compared to ($0.5 million) in the first quarter of 2024 and $4.1 million in the fourth quarter of 2024. Financial Flexibility: Our balance sheet remains strong with cash and equivalents of $98.0 million and no debt as of March 31, 2025. Revenue $44.8 million vs. $41.1 million in Q1 2024 Dealers 11,272 vs. 11,388 in Q1 2024 Net Loss ($10.1 million) vs. ($5.8 million) in Q1 2024 Units 86K vs. 79k in Q1 2024 Adj. EBITDA2 ($3.8 million) vs. $0.9 million in Q1 2024 Monetization $517/unit vs. $518/unit in Q1 2024 2 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP. 3 Free cash flow is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net cash from operations, the most comparable financial measure calculated and presented in accordance with GAAP. 4 Cash and cash equivalents included $0 and $1.9 million restricted cash as of March 31, 2025 and 2024, respectively, that was used to collateralize a letter of credit to secure certain of our obligations under one of our office leases. 5 Traffic refers to average Monthly Unique Visitors. FIRST QUARTER 2025 METRICS 14 Traffic5 5.8 million vs. 7.7 million in Q1 2024 Free Cash Flow3 ($7.9 million) vs. $2.0 million in Q1 2024 Cash Flow from Operations ($10.6 million) vs. ($0.5 million) in Q1 2024 Cash & Equivalents4 $98.0 million vs. $133.7 million in Q1 2024

Q1 2025 Financial Discussion6 Revenue Revenue of $44.8 million increased by $3.8 million (+9.2%) YoY and was $1.4 million (-3.0%) lower than prior quarter. Total dealer revenue grew by $4.8 million (+13.3%) YoY, primarily driven by a $1.7 million (+6.2%) increase in franchise dealer revenue, $0.8 million of incremental revenue from TCMS, and a $3.2 million increase from the growth of TrueCar Wholesale Solutions, partially offset by a $0.7 million (-10.1%) decline in independent dealer revenue. Sequentially, total dealer revenue declined by $0.5 million (-1.3%) and was primarily driven by seasonal trends impacting pay per sale revenue. OEM Revenue and Other Revenue ended the first quarter at $3.8 million and $0.2 million, respectively. OEM revenue declined by $1.1 million (-22.4%) YoY and $0.9 million (-18.8%) QoQ, primarily due to the phase-out of incentives tied to American Express, which was partially offset by the activation and expansion of incentives available to validated AAA members nationwide. 15 (Millions) 6 Certain amounts in this financial discussion and the accompanying charts may not sum to total due to rounding

Quarterly Metrics Dealer count at the end of the first quarter was 11,272, comprising 8,336 franchise dealers and 2,936 independent dealers. Franchise dealer count increased by 131 dealers (+1.6%) compared to the first quarter of 2024 and decreased by 15 dealers (-0.2%) QoQ. Meanwhile, independent dealer count declined by 247 dealers (-7.8%) YoY and 118 dealers (-3.9%) QoQ. Consumer traffic averaged 5.8 million monthly unique visitors in the first quarter of 2025, down from 7.7 million in the first quarter of 2024 and up from 5.7 million in the fourth quarter of 2024. The YoY decrease in monthly unique visitors was driven primarily by our restructured performance marketing campaigns, which prioritize channels with higher-intent shoppers that deliver stronger close rates for our dealers. 16

Total first quarter units were 86 thousand as compared to 79 thousand during the same quarter last year and 93 thousand in the fourth quarter of 2024. Total units grew by 9.3% YoY but decreased 7.7% sequentially, with new units increasing 23.0% YoY and declining 10.4% QoQ. The mix of new vehicles as a percentage of total units was 59.9% in the first quarter of 2025 as compared to 53.3% of total units in the first quarter of 2024 and 61.7% in the fourth quarter of 2024. Monetization per unit decreased to $517 in Q1 2025 from $518 in Q1 2024, and was up from $492 in Q4 2024. YoY, monetization remained relatively flat as revenue growth (+9.2%) tracked closely with unit growth (+9.3%). QoQ, the increase in monetization was largely driven by a 7.7% decline in unit volumes, stemming from seasonally lower retail sales volumes in Q1, while revenue declined just 3.0%, supported by stable franchise and independent subscription revenue. 17

Expenses and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter under “Financial Statements and Non-GAAP Financial Measures”). First quarter gross profit, defined as revenues less cost of revenue, was $35.9 million on a GAAP basis, which was a decrease of $0.9 million (-2.4%) YoY and a decrease of $1.4 million (-3.7%) QoQ. This represents a gross margin of 80.2%, versus 89.6% in the same period last year and 80.7% in the prior quarter. On a non-GAAP basis, gross profit was $36.0 million, which was a decrease of $0.8 million (-2.3%) YoY and a decrease of $1.4 million (-3.7%) QoQ, and represents a gross margin of 80.4%, versus 89.7% in the same period last year and 80.9% in the prior quarter. The YoY declines in gross margin were primarily attributed to the growth of TCMS and wholesale revenue, which have a lower gross margin than core dealer revenue Technology and development expenses totaled $8.1 million on a GAAP basis and $7.6 million on a non-GAAP basis in the first quarter of 2025, up 0.0% and 6.8%, respectively, versus the same period last year. Sequentially, technology and development expenses increased 17.5% on a GAAP basis and 18.0% on a non-GAAP basis. The YoY increase on a non-GAAP basis was primarily driven by increased headcount and software costs while the sequential increase primarily stemmed from seasonally higher personnel costs which were partially offset by decreases in outsourced services and capitalized software write-offs. General and administrative expenses were $10.1 million on a GAAP basis and $7.8 million on a non-GAAP basis in the first quarter of 2025, up 6.3% YoY and 4.2% YoY, respectively. On a non-GAAP basis, the YoY increase was primarily from seasonally higher personnel costs and an increase in legal costs that were partially offset by savings relating to the exit of a lease liability and a reduction in bad debt expense. The increase on a GAAP basis also included increases in stock-based compensation that was partially offset by one time severance costs that occurred in the first quarter of 2024. Sequentially, general and administrative expenses increased 16.7% on a GAAP basis and 19.4% on a non-GAAP basis. The sequential increase in general and administrative expenses was largely driven by seasonally higher personnel expenses. 18 (Millions) (Millions)

Sales and marketing, our largest expense category, was $25.0 million on a GAAP basis and $24.5 million on a non-GAAP basis in the first quarter of 2025, up 13.3% and 14.5%, respectively, versus the first quarter of 2024. Sequentially, sales and marketing expenses were up 2.1% on a GAAP basis and 1.7% on a non-GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $4.3 million, down 19.8% YoY and 19.3% sequentially. Cost per sale for TrueCar.com units was $170, down 11.9% YoY and 9.4% sequentially. Partner marketing spend was $9.2 million in the first quarter, up 21.4% YoY, driven by 19.1% YoY growth in units attributed to the partner network, which was partially offset by a write-off relating to the dissolution of the American Express pre-sale marketing fund. Cost per sale for partner marketing was $150, up 1.9% YoY and down 1.4% sequentially. Finally, headcount-related expenses and other sales and marketing expenses were $11.6 million on a GAAP basis and $11.0 million on a non-GAAP basis in the first quarter of 2025, up 25.8% and 29.9% YoY, respectively. The YoY increase was primarily driven by higher recurring sales and marketing headcount costs. Sequentially, headcount and other sales and marketing expenses increased 24.7% on a GAAP basis and 24.9% on a non-GAAP basis, which was primarily driven by increased headcount, seasonally higher personnel costs, and expenses tied to the annual NADA conference during Q1. Balance sheet and cash usage We ended the first quarter of 2025 with $98.0 million in cash and equivalents, as compared to $133.7 million at the end of the first quarter of 2024 and $111.8 million at the end of the fourth quarter of 2024. Our cash usage during the quarter included a $4 million payment of contingent consideration to the former equity holders of Digital Motors, the final of such payments in our acquisition agreement, as well as a $1.4 million one-time payment to American Express associated with the dissolution of the program’s marketing fund. We continue to have no debt. 19

Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com Live Call and Webcast Details TrueCar’s management will host a call to discuss first quarter financial results on Tuesday, May 6, 2025 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. During the call, TrueCar’s management may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. Responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), X (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading digital automotive marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our TrueCar Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including Sam’s Club, Navy Federal Credit Union and AAA. 20

Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding the impacts of tariffs, including with respect to vehicle pricing and supply in the short- and medium-term, the potential impacts of tariffs on OEMs, including the ability of certain OEMs to absorb the costs of tariffs or obtain a competitive advantage as a result of tariffs and our ability to mitigate the potential negative impacts of tariffs, including through our management of headcount-related costs, our growth strategy, including our ability to grow by improving lead quality, including through the application of artificial intelligence and machine learning, enhancing our OEM and affinity partner relationships, including through the addition of new dealer groups, our ability to replace the revenue earned as a result from our former partnership with American Express, including through new offerings under our AAA partnership and our ability to continue to develop and scale our TrueCar+ product and allow dealers to sell more inventory entirely online and onboard new dealers onto the TrueCar+ platform and the timing of certain expected integrations with DMS providers. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the SEC. These risks include, but are not limited to, the following: ● Our business is subject to risks related to the larger automotive ecosystem, including automobile tariffs, and low automobile inventory supply levels, which adversely impacted our business, results of operations and prospects. ● Economic and other conditions that impact consumer demand for automobiles, including tariffs, interest rates, inflation, fuel prices and the impacts of public health events, may have a material adverse effect on our business, financial condition and results of operations. ● If our lead quality or quantity declines, our unit volume could as well, and dealers could leave our network or insist on lower subscription rates, which could reduce our revenue and harm our business. ● If we are not successful in rolling out new offerings, including our TC+ offering, providing a compelling value proposition to consumers using these offerings, integrating our current and future offerings into such experiences or monetizing them, our business and prospects could be adversely affected. ● Actions that we have taken in the past and may take in the future to restructure our business in alignment with our strategic priorities may not be as effective as anticipated. ● The growth of our business relies significantly on our ability to maintain and increase the revenues that we derive from dealers in our network of TrueCar Certified Dealers. Failure to do so would harm our financial performance. ● We may not be able to provide a compelling car-buying experience to our users, which could cause the number of transactions between our users and dealers, and therefore our revenues, to decline. 21

● We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates. 22

Use of Non-GAAP Financial Measures This document includes non-GAAP financial measures we refer to as Adjusted EBITDA and free cash flow. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration liability, interest accretion for terminated leases, restructuring charges, and income taxes. The expense categories utilized to derive Adjusted EBITDA are also utilized to derive Non-GAAP expenses by financial statement line item (“FSLI”). We have provided below a reconciliation of Adjusted EBITDA to net loss as well as the GAAP expenses by FSLI to the non-GAAP expense by FSLI, the most directly comparable GAAP financial measures. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP, and non-GAAP expenses should not be considered as an alternative to expenses presented in accordance with GAAP. In addition, our Adjusted EBITDA and non-GAAP expense measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or non-GAAP expenses in the same manner as we calculate this measure. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; ● Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; ● although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; ● Adjusted EBITDA does not reflect interest accretion for the terminated office lease at 1401 Ocean Avenue, Santa Monica, California; ● Adjusted EBITDA does not reflect changes in the fair value of our contingent consideration liability; ● Adjusted EBITDA does not reflect the restructuring charges associated with the realignment of the Company’s leadership structure initiated in the third quarter of 2023; ● Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and 23

● other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. We define free cash flow as cash flow from operating activities less capital expenditures. Free cash flow should not be considered as an alternative to cash flow from operating activities or any other measure of liquidity calculated and presented in accordance with GAAP. In addition, our free cash flow measure may not be comparable to similarly titled measures of other organizations as they may not calculate them in the same manner as we calculate this measure. We use free cash flow as a liquidity measure because it is used by management to make financial and strategic planning decisions based on cash availability after maintaining the needs of our primary business activities. We believe that using free cash flow facilitates comparison of cash available for potential future investment opportunities because it excludes cash flows that are not in support of the core business operations or are from external financing. Our use of free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● free cash flow may not reflect future contractual commitments; ● free cash flow does not reflect cash flow provided by or used in financing activities, including payments made for contingent consideration, taxes on net share settlement of equity awards, proceeds from exercise of common stock options, or repurchase of common stock; ● free cash flow does not reflect cash sources or uses from investing activities that are not directly associated with capital expenditures; and ● other companies, including companies in our own industry, may calculate free cash flow differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA and free cash flow alongside other financial performance and liquidity measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items. 24

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